Exhibit 99.1

November 20, 2014

Federal Home Loan Bank of San Francisco Announces 2014 Director Election Results

SAN FRANCISCO - November 20, 2014 -The Federal Home Loan Bank of San Francisco announced today the results of its 2014 director elections.

The Bank’s members re-elected Scott C. Syphax to a public interest nonmember independent director position. Mr. Syphax is president and chief executive officer of Nehemiah Corporation of America, Sacramento, California.

The Bank’s Arizona members also elected Brian M. Riley as an Arizona member director. Mr. Riley is president and chief executive officer of Mohave State Bank, Lake Havasu City, Arizona.

The Bank’s California members also re-elected John F. Robinson as a California member director. Mr. Robinson is a director of Silicon Valley Bank, Santa Clara, California.

The positions to be held by Mr. Syphax, Mr. Riley, and Mr. Robinson each have a four-year term beginning January 1, 2015, and ending December 31, 2018.

Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgage loans to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community programs that help members create affordable housing and promote community economic development. The Bank’s members are headquartered in Arizona, California, and Nevada and include commercial banks, credit unions, industrial loan companies, savings institutions, insurance companies, and community development financial institutions.

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Contact:
Amy Stewart, (415) 616-2605
stewarta@fhlbsf.com